SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 7, 2007 (May 4, 2007)
Date of Report (Date of earliest event reported)
Hayes Lemmerz International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578_

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
HLI Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-107539	30-0167742_

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
15300 Centennial Drive, Northville, Michigan 48168
(Address of principal executive offices)                    (Zip Code)
(734) 737-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Results of Special Meeting of Stockholders.
     On May 4, 2007 Hayes Lemmerz International, Inc. announced the results of the special meeting of stockholders held to consider the following proposals:
•	Approval of (i) a rights offering (the “Rights Offering”) of up to $180,000,000 to holders of the Company’s outstanding Common Stock as of April 10, 2007, through the issuance of 55,384,615 rights to purchase one share of Common Stock at an exercise price of $3.25 per share (the “Exercise Price”), (ii) the sale of any Common Stock not subscribed for in the Rights Offering to Deutsche Bank Securities Inc. (the “Investor”) and SPCP Group, LLC, an affiliate of Silver Point Capital, L.P., (iii) at the Investor’s option, the purchase of up to 4,038,462 shares of Common Stock at the Exercise Price, resulting in additional proceeds of up to $13,125,002, and (iv) the related Amended and Restated Equity Purchase and Commitment Agreement and other transactions contemplated thereby.

•	Amendment of the Company’s Certificate of Incorporation to increase the aggregate number of authorized shares of Common Stock from 100,000,000 to 200,000,000 and the aggregate number of authorized shares of capital stock from 101,000,000 to 201,000,000.

•	Amendment of the Company’s Certificate of Incorporation to increase the maximum number of members of the Board of Directors from nine to twelve.
All three proposals were approved, with more than 99% of the shares voted at the special meeting and more than 61% of the total issued and outstanding shares supporting each proposal.
ITEM 9.01. Financial Statements and Exhibits.
(d)           Exhibits.
     See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.
By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and Secretary

Dated: May 7, 2007
Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HLI OPERATING COMPANY, INC.
By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and Secretary

Dated: May 7, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Hayes Lemmerz International, Inc. on May 4, 2007 relating to results of the special meeting of stockholders.